Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

March 21, 2014

Sunshine Heart, Inc.

12988 Valley View Road

Eden Prairie, MN 55344

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SUNSHINE HEART, INC., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement covers: (i) the offer and sale by the selling stockholders of up to an aggregate of 1,513,006 shares of the Company’s common stock, par value $0.0001 per share ( “Common Stock”), issued or issuable pursuant to the exercise of options and warrants previously issued (collectively, the “Options and Warrants”); and (ii) the offer and sale by the Company of the following Securities (as defined below) of an aggregate indeterminate amount having an aggregate public offering price of up to $100 million, in each case from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”):

•                  shares of Common Stock;

•                  shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

•                  senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement (the “Senior Indenture”);

•                  subordinated debt securities, in one or more series (the “Subordinated Debt Securities”; collectively, with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the “Subordinated Indenture”); and

•                  warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”; and the Warrants, collectively, with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), which may be issued under warrant agreements and warrant certificates, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.9, 4.10 and 4.11, respectively, to the Registration Statement (each, a “Warrant Agreement”).

In connection with this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters.

350 East Michigan Avenue • Suite 300 • Kalamazoo, Michigan 49007-3800

Detroit • Lansing • Oakland County • Ann Arbor • Kalamazoo

In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or the conversion price for Preferred Stock or Debt Securities convertible into Common Stock or the exercise price for Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or the conversion price for Debt Securities convertible into Preferred Stock or the exercise price for Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that any Debt Securities offered under the Registration Statement will be issued pursuant to the form of Senior Indenture or the form of Subordinated Indenture, as applicable, filed as an exhibit to the Registration Statement.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies, (iii) the effect of federal and state securities laws and the principles of public policy on the rights of indemnity and contribution, (iv) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (v) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

Our opinions herein are expressed solely with respect to (i) the federal laws of the United States; (ii) the Delaware General Corporation Law, as amended; and (iii) as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.  Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                      The shares of the Common Stock to be offered and sold by the selling stockholders under the Registration Statement, when issued, delivered and fully paid for in accordance with the terms of the agreements pursuant to which the Options and Warrants were issued, are or will be validly issued, fully paid and nonassessable provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common

Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

2.                                      The Common Stock to be offered and sold by the Company under the Registration Statement, when issued and sold as contemplated in the Registration Statement, the related prospectus and any applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

2.                                      The Preferred Stock to be offered and sold by the Company under the Registration Statement, when issued and sold as contemplated in the Registration Statement, the related prospectus and the applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

3.                                      The Debt Securities to be issued under the Senior Indenture or the Subordinated Indenture, as applicable, and to be offered and sold by the Company under the Registration Statement, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the

Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor.

4.                                      The Warrants to be issued under the Warrant Agreement and to be offered and sold by the Company under the Registration Statement, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company,  provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the related prospectus and the applicable prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

Honigman Miller Schwartz and Cohn LLP